Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Black Creek Industrial REIT IV Inc., a Maryland corporation (the “Company”), do hereby constitute and appoint Scott A. Seager and Joshua J. Widoff, or either of them, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the Company’s registration statement (SEC File No. 333-229136), with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered by the Company’s registration statement (SEC File No. 333-229136) and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, it being understood that said attorney-in-fact and agent shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that the undersigned hereby ratifies and confirms all that said attorney in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Signature	Title

/s/ Evan H. Zucker	Chairman of the Board and Director
Evan H. Zucker

/s/ Marshall M. Burton	Director
Marshall M. Burton

/s/ Charles B. Duke	Director
Charles B. Duke

/s/ John S. Hagestad	Director
John S. Hagestad

/s/ Stanley A. Moore	Director
Stanley A. Moore

/s/ Dwight L. Merriman III	Director
Dwight L. Merriman III

/s/ Jeffrey W. Taylor	Managing Director, Co-President
Jeffrey W. Taylor	(Principal Executive Officer)

/s/ Scott A. Seager	Senior Vice President, Chief Financial Officer and Treasurer
Scott A. Seager	(Principal Financial Officer and Principal Accounting Officer)